As filed with the Securities and Exchange Commission on July 16, 2010
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

QLIK TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	20-1643718 (IRS Employer Identification No.)
150 Radnor Chester Road
Suite E220
Radnor, Pennsylvania 19087
(888) 828-9768
(Address of principal executive offices) (Zip Code)

2004 OMNIBUS STOCK OPTION AND AWARD PLAN
2007 OMNIBUS STOCK OPTION AND AWARD PLAN
2010 EQUITY INCENTIVE PLAN
(Full title of the Plans)

Lars Björk
President and Chief Executive Officer
150 Radnor Chester Road
Suite E220
Radnor, Pennsylvania 19087
(Name and address of agent for service)
(888) 828-9768
(Telephone number, including area code, of agent for service)

Copy to:
Jay K. Hachigian, Esq.
Richard R. Hesp, Esq.
Gunderson Dettmer Stough
Villeneuve Franklin & Hachigian, LLP
850 Winter Street
Waltham, Massachusetts 02451
Telephone: (781) 890-8800
Telecopy: (781) 622-1622

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be		Proposed Maximum Offering		Proposed Maximum Aggregate Offering	Amount of
Registered	Amount to be Registered (1)	Price per Share		Price	Registration Fee
Common Stock, par value $0.01 per share	12,532,681 shares(2)	$2.01	(4)	$25,190,689	$1,796.10
Common Stock, par value $0.01 per share	3,300,000 shares(3)	$10.00	(5)	$33,000,000	$2,352.90
Total	15,832,681 shares	N/A		$58,190,689	$4,149.00

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “1933 Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the Qlik Technologies Inc. 2004 Omnibus Stock Option and Award Plan, 2007 Omnibus Stock Option and Award Plan, and 2010 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the outstanding shares of Registrant’s Common Stock.

(2)	Represents 4,944,912 shares of Common Stock reserved for future issuance upon the exercise of outstanding options under the Qlik Technologies Inc. 2004 Omnibus Stock Option and Award Plan and 7,587,769 shares of Common Stock reserved for future issuance upon the exercise of outstanding options under the Qlik Technologies Inc. 2007 Omnibus Stock Option and Award Plan. Upon the effective date of the initial public offering of the Registrant’s Common Stock, as set forth in the Registrant’s Prospectus dated July 15, 2010 relating to its initial public offering, no further awards will be made under the 2004 Omnibus Stock Option and Award Plan or the 2007 Omnibus Stock Option and Award Plan.

(3)	Represents 3,300,000 shares of Common Stock reserved for future grant under the Qlik Technologies Inc. 2010 Equity Incentive Plan (the “2010 EIP”).

(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the 1933 Act. The Proposed Maximum Offering Price per Share is $2.01, which is the weighted average exercise price of outstanding options granted under the Qlik Technologies Inc. 2004 Omnibus Stock Option and Award Plan and 2007 Omnibus Stock Option and Award Plan.

(5)	Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $10.00, the initial public offering price set forth on the cover page of the Registrant’s Prospectus dated July 15, 2010 relating to its initial public offering.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     Qlik Technologies Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):
(a)	The Registrant’s Prospectus filed with the SEC on July 16, 2010, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “1933 Act”), relating to the Registration Statement on Form S-1, as amended (File No. 333-165844), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)	The description of the Registrant’s outstanding Common Stock contained in the Registrant’s Registration Statement No. 001-34803 on Form 8-A filed with the SEC on July 1, 2010, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     The Registrant’s restated certificate of incorporation and bylaws contain provisions relating to the limitation of liability and indemnification of directors. The Registrant’s restated certificate of incorporation included provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.
     In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the Registrant provide that:
•	The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•	The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•	The Registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s board of directors or brought to enforce a right to indemnification.

•	The rights conferred in the bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.
     The Registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also provides for certain additional procedural protections. The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.
     These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the 1933 Act.
     The underwriting agreement filed as an exhibit to the Prospectus provides for indemnification by the underwriters of the Registrant and its officers and directors for certain liabilities arising under the 1933 Act and otherwise.
Item 7. Exemption from Registration Claimed
     Not applicable.
Item 8. Exhibits

Exhibit Number	Exhibit

4.1	Restated Certificate of Incorporation of the Registrant. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1/A (File No. 333-165844, Exhibit 3.2) filed with the SEC on June 28, 2010).

4.2	Amended and Restated Bylaws of the Registrant. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1 (File No. 333-165844, Exhibit 3.4) filed with the SEC on April 1, 2010).

5.1	Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1	Qlik Technologies Inc. 2004 Omnibus Stock Option and Award Plan. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1 (File No. 333-165844, Exhibit 10.18) filed with the SEC on April 1, 2010).

99.2	Qlik Technologies Inc. 2007 Omnibus Stock Option and Award Plan. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1 (No. 333-165844, Exhibit 10.19) filed with the SEC on April 1, 2010).

99.3	Qlik Technologies Inc. 2010 Equity Incentive Plan (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1/A (No. 333-165844, Exhibit 10.20) filed with the SEC on June 28, 2010.

Exhibit Number	Exhibit

99.4	Qlik Technologies Inc. Form of Notice of Stock Option Grant and Stock Option Agreement under 2010 Equity Incentive Plan. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1 (No. 333-165844, Exhibit 10.21) filed with the SEC on April 1, 2010).

99.5	Qlik Technologies Inc. Form of Notice of Stock Unit Award and Agreement under 2010 Equity Incentive Plan.
Item 9. Undertakings
          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 16th day of July, 2010.

QLIK TECHNOLOGIES INC.
By:	/s/ Lars Björk
Lars Björk
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:
          That the undersigned officers and directors of Qlik Technologies Inc., a Delaware corporation, do hereby constitute and appoint Lars Björk and William Sorenson, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lars Björk Lars Björk	President, Chief Executive Officer and Director (Principal Executive Officer)	July 16, 2010

/s/ William Sorenson William Sorenson	Chief Financial Officer, Treasurer and Secretary (Principal Accounting and Financial Officer)	July 16, 2010

Signature	Title	Date

/s/ Bruce Golden	Chairman of the Board of Directors	July 16, 2010

Bruce Golden

/s/ John Gavin, Jr.	Director	July 16, 2010

John Gavin, Jr.

/s/ Erel Margalit	Director	July 16, 2010

Erel Margalit

/s/ Alexander Ott	Director	July 16, 2010

Alexander Ott

/s/ Paul Wahl	Director	July 16, 2010

Paul Wahl

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Restated Certificate of Incorporation of the Registrant. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1/A (File No. 333-165844, Exhibit 3.2) filed with the SEC on June 28, 2010).

4.2	Amended and Restated Bylaws of the Registrant. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1 (File No. 333-165844, Exhibit 3.4) filed with the SEC on April 1, 2010).

5.1	Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1	Qlik Technologies Inc. 2004 Omnibus Stock Option and Award Plan. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1 (File No. 333-165844, Exhibit 10.18) filed with the SEC on April 1, 2010).

99.2	Qlik Technologies Inc. 2007 Omnibus Stock Option and Award Plan. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1 (No. 333-165844, Exhibit 10.19) filed with the SEC on April 1, 2010).

99.3	Qlik Technologies Inc. 2010 Equity Incentive Plan (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1/A (No. 333-165844, Exhibit 10.20) filed with the SEC on June 28, 2010.

99.4	Qlik Technologies Inc. Form of Notice of Stock Option Grant and Stock Option Agreement under 2010 Equity Incentive Plan. (Incorporated herein by reference to Registrant’s Registration Statement on Form S-1 (No. 333-165844, Exhibit 10.21) filed with the SEC on April 1, 2010).

99.5	Qlik Technologies Inc. Form of Notice of Stock Unit Award and Agreement under 2010 Equity Incentive Plan.